UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NMF SLF I, INC.

(Name of Registrant As Specified In Its Charter)

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☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY COPY – SUBJECT TO COMPLETION

NMF SLF I, Inc.
1633 Broadway, 48th Floor
New York, NY 10019
(212) 720-0300

NOTICE OF ACTION BY UNANIMOUS WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

[            ], 2022

Dear Stockholder:

This notice and accompanying Information Statement is being furnished to you as a holder of shares of common stock, par value $0.001 per share (“Common Stock”), of NMF SLF I, Inc., a Maryland corporation (the “Company”) to inform you of the approval of the action described below taken by the unanimous written consent of the holders of the Company’s Common Stock to: (i) approve an amended and restated investment advisory and management agreement (the “Second Amended and Restated Investment Advisory and Management Agreement”) by and between the Company and New Mountain Finance Advisers BDC, L.L.C (the “Adviser”).

On August 23, 2022, the Company received a written consent of stockholders (the “Consent”) that approved the Second Amended and Restated Investment Advisory and Management Agreement. The Consent represented 100% of the Company’s issued and outstanding Common Stock and 100% of the aggregate voting power, as of August 11, 2022, the record date set by the board of directors of the Company. No other vote of our stockholders is required. The board of directors of the Company previously approved resolutions to approve and recommend the approval of the Second Amended and Restated Investment Advisory and Management Agreement to the Company’s stockholders.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described in the attached Information Statement will not become effective until at least 20 calendar days following the date on which the attached Information Statement is first mailed to the Company’s stockholders.

The attached Information Statement is dated [        ], 2022 and is first being mailed to our stockholders on or about [            ], 2022. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Sincerely,

Robert A. Hamwee
Chief Executive Officer

TABLE OF CONTENTS

Pages
Information Statement	1
General	1
Item 1. Approval of the Amended and Restated Investment Advisory and Management Agreement by and between NMF SLF I, Inc. and New Mountain Finance Advisers BDC, L.L.C.	2
Security Ownership of Certain Beneficial Owners and Management	16
The Adviser and the Administrator	18
Available Information	19
Privacy Notice	20

i

NMF SLF I, INC.
1633 Broadway, 48th Floor
New York, NY 10019
(212) 720-0300

INFORMATION STATEMENT
Action by Unanimous Written Consent of Stockholders

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to you as a holder of shares of common stock, par value $0.001 per share (“Common Stock”), of NMF SLF I, Inc., a Maryland corporation, (the “Company”) in connection with the action by unanimous written consent of the holders of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to the “Company,” “SLF,” “we,” “us,” or “our” refer to NMF SLF I, Inc. We are mailing this Information Statement to our stockholders of record on or about [          ], 2022.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

Unanimous Action by Stockholders

SLF’s board of directors unanimously approved resolutions to approve and recommend the approval of the Second Amended and Restated Investment Advisory and Management Agreement (the “Second Amended and Restated Investment Advisory and Management Agreement”) by and between the Company and New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”) to SLF’s stockholders. As of the close of business on August 11, 2022, the record date (the “Record Date”), we had 73,750,032.193 shares of Common Stock outstanding. Each share of outstanding Common Stock is entitled to one vote.

On August 23, 2022, pursuant to Section 2-505 of the Maryland General Corporation Law (“MGCL”), and as provided by the Articles of Amendment and Restatement (the “Charter”) and Article 2, Section 14 of the Company’s bylaws, the Company received written consent (the “Consent”) that approved the Second Amended and Restated Investment Advisory and Management Agreement from our stockholders holding an aggregate of 73,750,032.193 shares of our Common Stock, representing 100% of our issued and outstanding shares of Common Stock.

ITEM 1. APPROVAL OF THE SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT BY AND BETWEEN NMF SLF I, INC. AND NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

SLF’s board of directors has recommended the approval of the Second Amended and Restated Investment Advisory and Management Agreement. The Adviser currently serves as the investment adviser of SLF pursuant to the Amended and Restated Investment Advisory and Management Agreement, which was approved by SLF’s board of directors on November 19, 2020 and was executed by SLF and the Adviser on December 13, 2020. The initial investment advisory and management agreement (the “Investment Advisory and Management Agreement”), was approved by SLF’s board of directors on June 18, 2019 and was executed by SLF and the Adviser on January 22, 2020.

Background

SLF’s board of directors met by virtual means on August 10, 2022 for purposes of, among other things, considering whether it would be in the best interests of SLF and its stockholders to approve the Second Amended and Restated Investment Advisory and Management Agreement. At the meeting, SLF’s board of directors, including a majority of the members of the board of directors who are not “interested persons” of SLF, as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”), unanimously approved the Second Amended and Restated Investment Advisory and Management Agreement and unanimously recommended its approval by SLF’s stockholders. On August 23, 2022, SLF’s stockholders, via the Consent, approved the Second Amended and Restated Investment Advisory and Management Agreement. The Second Amended and Restated Investment Advisory and Management Agreement is substantially similar to the Amended and Restated Investment Advisory and Management Agreement, with the exception of modifications to the management fee structure, which adjusts the definition of “Assets Invested” set forth in Section 3 therein. A marked copy of the Second Amended and Restated Investment Advisory and Management Agreement, indicating changes from the Amended and Restated Investment Advisory and Management Agreement, is attached hereto as Annex A.

Information About the Adviser

The Adviser is a Delaware limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed in 2010 and has over $8.5 billion in assets under management as of March 31, 2022, of which $1.1 billion are the consolidated assets of SLF. As of June 30, 2022 the Adviser was supported by approximately 47 staff members, including 18 investment professionals.

The Adviser is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (together with New Mountain Capital, L.L.C. and its affiliates, “New Mountain Capital”) whose ultimate owners include Steven B. Klinsky, other current and former New Mountain Capital professionals and related vehicles and a minority investor. Steven B. Klinsky is the chief executive officer of New Mountain Capital and serves on the investment committee of the Adviser. Robert A. Hamwee, the chief executive officer of SLF, is a managing director of New Mountain Capital and serves on the investment committee of the Adviser. Adam Weinstein, the executive vice president of SLF, is a managing director of New Mountain Capital and serves on the investment committee of the Adviser. John R. Kline, the president of SLF, is a managing director of New Mountain Capital and serves on the investment committee of the Adviser. Laura Holson, the chief operating officer of SLF, is a managing director of New Mountain Capital. Shiraz Y. Kajee, the chief financial officer and treasurer of SLF, is a managing director of New Mountain Capital. Joseph W. Hartswell, the chief compliance officer and corporate secretary of SLF, is a Managing Director and Chief Compliance Officer of New Mountain Capital. The business address of the Adviser, New Mountain Capital, Messrs. Klinsky, Hamwee, Weinstein, Kline, Kajee and Hartswell and Ms. Holson is 1633 Broadway, 48th Floor, New York, New York 10019.

Under the Second Amended and Restated Investment Advisory and Management Agreement, the Adviser continues to serve as the external investment adviser to SLF and will continue to manage SLF’s investment activities in a manner that satisfies the requirements of Sections 15(a) and (c) of the 1940 Act. Subject to the overall supervision of SLF’s board of directors, the investments, exit decisions and day-to-day investment activities of SLF will be managed by members of the Adviser’s investment committee.

Summary of Prior Advisory Agreements

Investment Advisory and Management Agreement

The Investment Advisory and Management Agreement was approved by SLF’s board of directors at its initial meeting on June 18, 2019 and was executed by SLF and the Adviser on January 22, 2020. We commenced our loan origination and investment activities on the date we issued shares of Common Stock to persons not affiliated with the Adviser, which we refer to as the “Initial Closing Date.” Our Initial Closing Date occurred on February 18, 2020, and we have conducted subsequent closings (each, a “Subsequent Closing”) at times during our investment period (as agreed to at the time of our Initial Closing Date, the “Investment Period”). We paid and continue to pay the Adviser a fee for its services under the Investment Advisory and Management Agreement and the Amended and Restated Investment Advisory and Management Agreement consisting of an annual base management fee (the “Management Fee”). The cost of the Management Fee payable to the Adviser is borne by us and, as a result, is indirectly borne by our stockholders. The Management Fee is payable quarterly in arrears.

Pursuant to the Investment Advisory and Management Agreement, during the Investment Period, the Management Fee was calculated at an annual blended rate with respect to our then-current aggregate committed capital by reference to (i) 0.70% (the “Initial Fee Rate”), in the case of the aggregate capital commitments received in the initial closing (the “Initial Closing”, such capital commitment, the “Initial Commitments”, and such fee with respect thereto, the “Initial Management Fee”), and (ii) 0.60% (the “Subsequent Fee Rate”) in the case of the aggregate capital commitments received in a subsequent closing (the “Subsequent Closing”, such capital commitment, the “Subsequent Commitments”, and such fee with respect thereto, a “Subsequent Management Fee”), subject, in each case, to the adjustments set forth in the Investment Advisory and Management Agreement. Specifically, the Initial Fee Rate was subject to reduction during the first 11 quarters following the Initial Closing, and the Subsequent Fee Rate with respect to the Subsequent Commitments received in a Subsequent Closing was reduced during the first 5 quarters following such Subsequent Closing in the manner set forth in the Investment Advisory and Management Agreement.

After the Investment Period, the Management Fee was calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of our net asset value as of the end of the most recently completed calendar quarter, and was payable quarterly in arrears. The “Applicable Ratio” equaled a percentage calculated by (i) taking the sum of (A) the aggregate Initial Commitments multiplied by 0.70%, plus (B) the aggregate amount of Subsequent Commitments multiplied by 0.60%, and dividing such total by (ii) our aggregate committed capital. For the avoidance of doubt, the Applicable Ratio was intended to reflect the respective ratios that each of the Initial Commitments and Subsequent Commitments bear to our aggregate committed capital in determining the Management Fee payable after expiration of the Investment Period.

Amended and Restated Investment Advisory and Management Agreement

The Amended and Restated Investment Advisory and Management Agreement was originally approved by SLF’s stockholders on November 20, 2020 in a manner required by the 1940 Act and was executed by SLF and the Adviser on December 13, 2020. The terms and conditions of the Amended and Restated Investment Advisory and Management Agreement were substantially similar to the terms and conditions of the Investment Advisory and Management Agreement, with the exception that the Management Fee was amended to be based on “Assets Invested” instead of capital commitments in accordance with the schedule entitled “Management Fee Calculation” provided below and included in Annex A of the Amended and Restated Investment Advisory and Management Agreement.

As defined in the Amended and Restated Investment Advisory and Management Agreement, “Assets Invested” means, as of the end of each quarterly period, the sum of the Company’s (i) drawn Capital Commitments (as such term is defined in the subscription agreements executed by each of the Company’s shareholders), and (ii) outstanding principal on borrowings.

Summary of the New Advisory Agreement

On August 23, 2022, SLF’s stockholders approved, via the Consent, the Second Amended and Restated Investment Advisory and Management Agreement in a manner required by the 1940 Act, which will be entered into 20 days after this Information Statement is filed. The terms and conditions of the Second Amended and Restated Investment Advisory and Management Agreement are substantially similar to the terms and conditions of the Amended and Restated Investment Advisory and Management Agreement, with the exception that the management fee structure has been amended to adjust the definition of “Assets Invested” as defined in Section 3(b) of the Second Amended and Restated Investment Advisory and Management Agreement.

Advisory and Other Services.  Under the terms of the Second Amended and Restated Investment Advisory and Management Agreement, the Adviser has full discretion and authority to manage the assets and liabilities of SLF and to manage the day-to-day business and affairs of SLF, in each case in accordance with SLF’s investment objective, policies and restrictions.

Management Services

The Adviser will continue to serve as the Company’s investment adviser, pursuant to the Second Amended and Restated Investment Advisory and Management Agreement, in accordance with the 1940 Act. Subject to the overall supervision of SLF’s board of directors, the Adviser will continue to manage SLF’s day-to-day operations and provide it with investment advisory and management services. Under the terms of the Second Amended and Restated Investment Advisory and Management Agreement, the Adviser will continue to:

•	determine the composition of SLF’s portfolio, the nature and timing of the changes to its portfolio and the manner of implementing such changes;
•	determine the securities and other assets that SLF will purchase, retain or sell;
•	identify, evaluate and negotiate the structure of the investments that SLF makes;
•	execute, monitor and service the investments SLF makes;
•	perform due diligence on prospective portfolio companies;
•	vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of SLF; and
•	provide SLF with such other investment advisory, research and related services as SLF may, from time to time, reasonably require.

The Adviser’s services under the Second Amended and Restated Investment Advisory and Management Agreement are not exclusive, and the Adviser (so long as its services to SLF are not impaired) and/or other entities affiliated with New Mountain Capital are permitted to furnish similar services to other entities.

Management Fees

Pursuant to the Second Amended and Restated Investment Advisory and Management Agreement, SLF will pay the Adviser a Management Fee for its investment advisory and management services. The cost of the Management Fee payable to the Adviser is borne by SLF and, as a result, is indirectly borne by SLF’s stockholders. The Management Fee is payable quarterly in arrears, and is calculated based on an annual blended rate with respect to the Company’s Assets Invested (defined below) at the end of each quarterly period by reference to (i) 0.70% in the case of Assets Invested equal to or less than $500 million and (ii) 0.60% in the case of Assets Invested of greater than $500 million (the “Blended Rate”), in each case, until such time that the Company has $1.0 billion of Assets Invested, in the manner set forth in the schedule below. Upon such time that the Company has $1.0 billion of Assets Invested the Management Fee shall be calculated at the Blended Rate and without reference to the schedule below.

“Assets Invested” shall mean, as of the end of each quarterly period, the sum of the Company’s (i) drawn Capital Commitments (as such term is defined in the subscription agreements executed by each of the Company’s stockholders), (ii) the aggregate dollar amount of distributions declared to stockholders from net investment income as of the latest declaration date of any such distribution, less any amounts of such distribution received in cash by stockholders, and (iii) outstanding principal on borrowings.

Management Fee Calculation

The following quarterly fee percentages shall be payable with respect to the Company’s target Assets Invested from the quarter ending December 31, 2020 through the end of the Investment Period, until such time that the Company has $1.0 billion of Assets Invested:

Quarter Ending	Quarter	Target Assets Invested(1) ($ in millions)	Quarterly Management Fee Percentage	Quarterly Dollar Amount(2) ($ in millions)
12/31/2020	1	390.0	0.068250%	0.6825
3/31/2021	2	515.0	0.089750%	0.8975
6/30/2021	3	640.0	0.108500%	1.085
9/30/2021	4	765.0	0.127250%	1.2725
12/31/2021	5	890.0	0.146000%	1.46
3/31/2022	6	1,000.0	0.162500%	1.625
6/30/2022	7	1,000.0	0.162500%	1.625
9/30/2022	8	1,000.0	0.162500%	1.625
12/31/2022	9	1,000.0	0.162500%	1.625
3/31/2023	10	1,000.0	0.162500%	1.625
6/30/2023	11	1,000.0	0.162500%	1.625
9/30/2023	12 and beyond(3)	1,000.0	0.162500%	1.625

(1)	For the avoidance of doubt, the Management Fee paid at the end of any quarter shall be calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter.
(2)	Reflects dollar amount of Management Fees payable for the applicable quarter based on the Company’s target Assets Invested as of the end of such quarter.
(3)	Reflects the Management Fee payable beginning in quarter 12 and extending through the end of the Investment Period.

Under the Investment Advisory and Management Agreement and the Amended and Restated Investment Advisory and Management Agreement, SLF has paid the Adviser $8,987,259 since inception. The amount that the Adviser would have charged if the Management Fee as described above was in effect since inception would be $9,750,703, which results in a difference of 8.5% in comparison to the fees charged under the Second Amended and Restated Investment Advisory and Management Agreement.

Management and Incentive Fees of New Mountain Finance Corporation

In addition to SLF, the Adviser provides investment advisory and management services to New Mountain Finance Corporation (“NMFC”), which has total consolidated assets of $3.4 billion as of June 30, 2022. The Adviser charges NMFC both a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.4% of NMFC’s gross assets, which equals NMFC’s total assets on its consolidated statements of assets and liabilities, less cash and cash equivalents.

The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20.0% of NMFC’s pre-incentive fee adjusted net investment income for the immediately preceding quarter, subject to a “preferred return”, or “hurdle”, and a “catch-up” feature. “Pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, upfront, diligence and consulting fees or other fees that NMFC receives from portfolio companies) accrued during the calendar quarter, minus NMFC’s operating expenses for the quarter (including the base management fee, expenses payable under an administration agreement, as amended and restated, with the Administrator, and any interest expense and distributions paid on any issued and outstanding preferred stock (of which there are none as of June 30, 2022), but excluding the incentive fee. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that NMFC has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The second part of the incentive fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of NMFC’s investment management agreement) and will equal 20.0% of NMFC’s realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

Effective as of and for the quarter ended March 31, 2021 through the quarter ending December 31, 2023, the Adviser entered into a fee waiver agreement pursuant to which the Adviser will waive base management fees in order to reach a target base management fee of 1.25% on gross assets. The Adviser cannot recoup management fees that the Adviser has previously waived.

Management and Incentive Fees of New Mountain Guardian III BDC, L.L.C.

In addition to SLF and NMFC, the Adviser provides investment advisory and management services to New Mountain Guardian III BDC, L.L.C. (“Guardian III’), which has total consolidated assets of $2.08 billion as of June 30, 2022. The Adviser charges Guardian III both a base management fee and an incentive fee. The base management fee is payable quarterly in arrears at an annual rate of 1.15% of the Managed Capital (as defined below) as of the last day of the applicable quarter. For the period beginning June 15, 2019 through June 30, 2020, the base management fee was reduced by 50% (for the avoidance of doubt, the resulted in a base management fee of 0.575% of NMFC’s Managed Capital through June 30, 2020). “Managed Capital” means the value of aggregate contributed capital from all of Guardian III’s unitholders (including any outstanding borrowings under any subscription line drawn in lieu of capital calls) less any return of capital distributions and less any cumulative realized losses since inception (calculated net of any subsequently reversed realized losses and net of any realized gains).

The incentive fee consists of two parts. The portion based on Guardian III’s income is based on pre-incentive fee net investment income. Pre-incentive fee net investment income, expressed as a rate of return on the value of Guardian III’s members’ capital at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.75% per quarter (7.0% annualized).

The second component of the incentive fee is the capital gains incentive fee. Guardian III will pay the Adviser an incentive fee with respect to its cumulative realized capital gains computed net of all realized capital losses and unrealized capital depreciation since inception.

For the period from July 15, 2019 through June 30, 2020, the base management fee was reduced by 50% (0.575% through June 30, 2020). The base management fee could also be reduced by any voluntary fee waivers made by the Adviser. The management fee will be reduced, but not below zero, by any amounts paid by Guardian III or its subsidiaries to a placement agent, any organizational and offering expenses in excess of the lesser of $2,000 or 0.50% of the aggregate Capital Commitments and any fund expenses in excess of the Specified Expenses Cap, as defined below.

The Adviser has agreed to reduce and/or waive its management fee (the "Specified Expenses Cap") each year such that Guardian III will not be required to pay Specified Expenses (as defined below) in excess of a maximum aggregate amount in any calendar year (prorated for partial years and portions of years for which each applicable prong of the cap applies) equal to: (1) during the Closing Period, 0.40% of the greater of (A) $750,000 and (B) actual aggregate Capital Commitments as of the end of such calendar year, (2) at the end of the Closing Period until the end of the Investment Period, 0.40% of aggregate committed capital and (3) after the end of the Investment Period, 0.40% of Members' Capital. Further, if the actual Capital Commitments of Guardian III at the end of the Closing Period are less than $750,000, the prong of the Specified Expenses Cap in clause (1) above will be retroactively adjusted to equal 0.40% of aggregate Capital Commitments at the end of the Closing Period, and the Adviser has agreed to further reduce and/or waive its management fee for the year in which the Closing Period ends in an amount equal to the difference between (A) the amount that would have been required to be waived/reimbursed pursuant to clause (1) above as adjusted and (B) the amount previously waived/reimbursed pursuant to clause (1) above. "Specified Expenses" of the Company means all Company Expenses (as defined in the Third Amended and Restated Limited Liability Company Agreement (the “Third A&R LLC Agreement”) incurred in the operation of Guardian III with the exception of: (i) the management fee, (ii) any incentive fees, (iii) Organizational and Offering Expenses (as defined in the Third A&R LLC Agreement) (which are subject to Organizational and Offering Expenses Cap), (iv) Placement Fees (as defined in the Third A&R LLC Agreement), (v) interest on and fees and expenses arising out of all Guardian III indebtedness and other financing, (vi) costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder engaged by Guardian III or its affiliates) and (vii) for the avoidance of doubt, if applicable, any investor level withholding or other taxes.

If, while the Adviser is the investment adviser to Guardian III, the annualized Specified Expenses for a given calendar year are less than the Specified Expenses Cap, the Adviser shall be entitled to reimbursement by Guardian III of the compensation waived and other expenses borne by the Adviser (the "Reimbursement Amount") on behalf of Guardian III pursuant to the expense limitation and reimbursement agreement between Guardian III and the Adviser (the "Expense Limitation and Reimbursement Agreement") during any of the previous thirty-six (36) months, and provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount plus the annualized Specified Expenses for a given calendar year shall not exceed the Specified Expenses Cap. The Adviser may recapture a Specified Expense in any year within the thirty-six month period after the Adviser bears the expense.

Management and Incentive Fees of New Mountain Guardian IV BDC, L.L.C.

In addition to SLF, NMFC and Guardian III, the Adviser provides investment advisory and management services to New Mountain Guardian IV BDC, L.L.C. (“Guardian IV”), which has total consolidated assets of $62.15 million as of June 30, 2022. The Adviser charges Guardian IV both a base management fee and an incentive fee. The base management fee is payable quarterly in arrears at an annual rate of 1.15% of the Managed Capital (as defined below) as of the last day of the applicable quarter. For the period from May 3, 2022 through the one-year anniversary of the Initial Drawdown Date (as defined in Guardian IV’s Second Amended and Restated Limited Liability Company LLC Agreement), the base management fee shall be reduced by 50% (for the avoidance of doubt, this results in a base management fee of 0.575% of Guardian IV’s Managed Capital through the one-year anniversary of the Initial Drawdown Date). If the one-year anniversary of the Initial Drawdown Date occurs on a date other than the last day of a calendar quarter, the management fee shall be prorated for such calendar quarter and calculated based on the number of days in such period up to, and including, the one-year anniversary of the Initial Drawdown Date. “Managed Capital” means the aggregate Contributed Capital from all of Guardian IV’s unitholders (including any outstanding borrowings under any subscription line drawn in lieu of capital calls) less any return of capital distributions and less any cumulative realized losses since inception (calculated net of any subsequently reversed realized losses and net of any realized gains).

The incentive fee consists of two parts. The portion based on Guardian IV’s income is based on pre-incentive fee net investment income. Pre-incentive fee net investment income, expressed as a rate of return on the value of Guardian IV’s members’ capital at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.75% per quarter (7.0% annualized).

The second component of the incentive fee is the capital gains incentive fee. Guardian III will pay the Adviser an incentive fee with respect to its cumulative realized capital gains computed net of all realized capital losses and unrealized capital depreciation since inception.

The management fee will be reduced, but not below zero, by any amounts paid by Guardian IV to a placement agent and any amounts in excess of the organizational and offering expense in excess of the lesser $2,500 or 0.50% of the aggregate Capital Commitments or any fund expenses in excess of the Specified Expenses Cap (as defined below). The Adviser has agreed to reduce and/or waive its management fee (the "Specified Expenses Cap") each year such that Guardian IV will not be required to pay Specified Expenses (as defined below) in excess of a maximum aggregate amount in any calendar year (prorated for partial years and portions of years for which each applicable prong of the cap applies) equal to: (1) during the Closing Period, 0.40% of the greater of (A) $750,000 and (B) actual aggregate Capital Commitments as of the end of such calendar year, (2) at the end of the Closing Period until the end of the Investment Period, 0.40% of aggregate committed capital and (3) after the end of the Investment Period, 0.40% of Guardian IV's average members' capital for the calendar year. Further, if the actual aggregate committed capital of Guardian IV at the end of the Closing Period is less than $750,000, the prong of the Specified Expenses Cap in clause (1) above will be retroactively adjusted to equal 0.40% of aggregate committed capital at the end of the Closing Period, and the Adviser has agreed to further reduce and/or waive its management fee for the year in which the Closing Period ends in an amount equal to the difference between (A) the amount that would have been required to be waived/reimbursed pursuant to clause (1) above as adjusted and (B) the amount previously waived/reimbursed pursuant to clause (1) above. "Specified Expenses" of Guardian IV means all Company Expenses (as defined in the limited liability company agreement, as amended and restated on June 10, 2022, the "Second A&R LLC Agreement") incurred in the operation of Guardian IV with the exception of: (i) the management fee, (ii) any incentive fees, (iii) Organizational and Offering Expenses (as defined in the Second A&R LLC Agreement) (which are subject to Organizational and Offering Expense Cap), (iv) Placement Fees (as defined in the Second A&R LLC Agreement), (v) interest on and fees and expenses arising out of all Company indebtedness and other financing, (vi) costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder engaged by Guardian IV or its affiliates) and (vii) for the avoidance of doubt, if applicable, any investor level withholding or other taxes.

If, while the Adviser is the Adviser to Guardian IV, the annualized Specified Expenses for a given calendar year are less than the Specified Expenses Cap, the Adviser shall be entitled to reimbursement by Guardian IV of the compensation waived and other expenses borne by the Adviser (the "Reimbursement Amount") on behalf of Guardian IV pursuant to the expense limitation and reimbursement agreement between Guardian IV and the Adviser (the "Expense Limitation and Reimbursement Agreement") during any of the previous thirty-six (36) months, and provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount plus the annualized Specified Expenses for a given calendar year shall not exceed the Specified Expenses Cap. The Adviser may recapture a Specified Expense in any year within the thirty-six month period after the Adviser bears the expense.

Payment of Expenses

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Second Amended and Restated Investment Advisory and Management Agreement (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by us.

We will bear our own legal and other expenses incurred in connection with our formation and organization and the offering of Common Stock, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the Management Fee), up to a maximum aggregate amount of $1 million.

In addition to Management Fees, except as noted above, we are permitted to bear all other expenses directly and specifically related to our operations, which expenses may include without limitation:

(i)	all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of our investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);
(ii)	expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Adviser and its officers to the extent that the assets of the Company are treated as “plan assets” for purposes of ERISA);
(iii)	expenses incurred by the Company (including litigation);
(iv)	indemnification and contribution expenses provided, that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(v)	taxes and other governmental fees and charges;
(vi)	administering and servicing and special servicing fees paid to third parties for our benefit;
(vii)	the cost of Company-related operational and accounting software and related expenses;
(viii)	cost of software (including the fees of third-party software developers) used by the Adviser and its affiliates to track and monitor our investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);
(ix)	expenses related to the valuation or appraisal of our investments;
(x)	risk, research and market data-related expenses (including software) incurred for our investments;
(xi)	fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which we are subject or incurred in connection with any governmental inquiry, investigation or proceeding involving us; provided that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(xii)	costs associated with the wind-up, liquidation, dissolution and termination of the Company;
(xiii)	other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Second Amended and Restated Investment Advisory and Management Agreement and the Administration Agreement and fees for outside services provided to us or on our behalf; provided that if the assets of the Company are treated as “plan assets” for purposes of ERISA, we will not incur such expenses or fees, if such expenses and fees arise in connection with such services, to the extent that they are performed by the Administrator;

(xiv)	expenses of SLF’s board of directors (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by SLF’s board of directors, as well as travel and out-of-pocket expenses related to the attendance by directors at board of directors meetings), to the extent permitted under applicable law, including ERISA, if applicable;
(xv)	annual or special meetings of the SLF stockholders;
(xvi)	the costs and expenses associated with preparing, filing and delivering to the SLF stockholders periodic and other reports and filings required under federal securities laws as a result of our status as a BDC;
(xvii)	ongoing Company offering expenses;
(xviii)	federal and state registration fees pertaining to the Company;
(xix)	costs of Company-related proxy statements, SLF stockholders’ reports and notices;
(xx)	costs associated with obtaining fidelity bonds as required by the 1940 Act and Section 412 of ERISA;
(xxi)	printing, mailing and all other similar direct expenses relating to the Company;
(xxii)	expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and
(xxiii)	only to the extent (i) benefit plan investors hold less than 25% of our Common Stock, or (ii) our Common Stock is listed on a national securities exchange, our allocable portion of overhead, including office equipment and supplies, rent and our allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Adviser or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.

Term, Continuance and Termination.

The Second Amended and Restated Investment Advisory and Management Agreement provides that it will remain in force for two years from the date on which it first becomes effective, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of SLF’s board of directors, or by the vote of a majority of the outstanding voting securities of SLF and (B) the vote of a majority of SLF’s board of directors who are not parties to the Second Amended and Restated Investment Advisory and Management Agreement or Independent Directors of any such party, in accordance with the requirements of the 1940 Act. Notwithstanding the foregoing, the Second Amended and Restated Investment Advisory and Management Agreement may be terminated (i) by SLF at any time, without the payment of any penalty, upon giving the Adviser 60 days’ written notice (which notice may be waived by the Adviser), provided that such termination by SLF shall be directed or approved by the vote of a majority of the directors of SLF in office at the time or by the vote of the holders of a majority of the voting securities of SLF at the time outstanding and entitled to vote, or (ii) by the Adviser on 60 days’ written notice to SLF (which notice may be waived by SLF).

Board of Directors Consideration of the Second Amended and Restated Investment Advisory and Management Agreement

In accordance with Sections 15(a) and 15(c) of the 1940 Act, a majority of SLF’s Independent Directors are required to approve any written contract between the Company and any person serving or acting as an investment adviser to the Company, and that such approval must be at an in-person meeting called for the purpose of voting on such approval. However, the SEC has issued temporary exemptive relief that permits boards of directors to approve or renew a contract, plan, arrangement or selection telephonically, by video conference or by other means by which all participating directors may participate and communicate with each other simultaneously, notwithstanding the fact that such approval is subject to an in-person meeting requirement under the 1940 Act, so long as such approval is ratified at the next in-person meeting of the board of directors (the “COVID-19 Relief”).

In reliance on the COVID-19 Relief, a virtual meeting of SLF’s board of directors was held on August 10, 2022, where SLF’s board of directors considered and approved the Second Amended and Restated Investment Advisory and Management Agreement. SLF’s board of directors believes that the terms and conditions of the Second Amended and Restated Investment Advisory and Management Agreement are fair to, and in the best interests of, SLF and its stockholders. SLF’s board of directors also believes that there will be no change in the services provided by the Adviser to SLF from the services previously provided by the Adviser to SLF under the Amended and Restated Investment Advisory and Management Agreement, including the investment process, operations or investment advisory services to SLF under the Second Amended and Restated Investment Advisory and Management Agreement. In reaching a decision to approve the Second Amended and Restated Investment Advisory and Management Agreement, SLF’s board of directors considered, among other things:

•	The nature, extent and quality of advisory and other services provided by the Adviser, including information about the investment performance of SLF relative to its stated objectives and in comparison to the performance of SLF’s peer group, and concluded that such advisory and other services are satisfactory and SLF’s investment performance is reasonable;
•	The experience and qualifications of the personnel providing such advisory and other services, including information about the backgrounds of the investment personnel, the allocation of responsibilities among such personnel and the process by which investment decisions are made, and concluded that the investment personnel of the Adviser have extensive experience and are well qualified to provide advisory and other services to SLF;
•	The modified fee structure, the existence of any fee waivers, and SLF’s anticipated expense ratios in relation to those of other BDCs having with similar investment objectives, and concluded that the modified fee structure is reasonable;
•	The modified advisory fees charged by the Adviser to SLF and comparative data regarding the advisory fees charged by other investment advisers to BDCs with similar investment objectives, and concluded that the modified advisory fees to be charged by the Adviser to SLF are reasonable;

•	The direct and indirect costs, including for personnel and office facilities, that are incurred by the Adviser and its affiliates in performing services for SLF and the basis of determining and allocating these costs, and concluded that the direct and indirect costs, including the allocation of such costs, are reasonable;
•	The total of all assets managed by the Adviser, as well as total number of investment companies and other clients serviced by the Adviser and possible economies of scale arising from SLF’s size and/or anticipated growth, and the extent to which such economies of scale are reflected in the modified advisory fees charged by the Adviser to SLF, and concluded that some economies of scale may be possible in the future;
•	Other possible benefits to the Adviser and its affiliates arising from their relationships with SLF, and concluded that any such other benefits were not material to the Adviser and its affiliates; and
•	Possible alternative fee structures or bases for determining fees and the possibility of obtaining similar services from other third party service providers, and concluded that the Company’s modified fee structure and bases for determining fees are satisfactory.

Based on the information reviewed and the discussions detailed above, SLF’s board of directors, including a majority of the Independent Directors, concluded that the amended management fee structure and other amounts payable to the Adviser pursuant to the Second Amended and Restated Investment Advisory and Management Agreement are reasonable in relation to the services to be provided. SLF’s board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, SLF’s board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of SLF’s board of directors may have given different weights to different factors.

In accordance with the COVID-19 Relief, SLF’s board of directors undertook to ratify the approval of the Second Amended and Restated Investment Advisory and Management Agreement at its next in-person meeting.

Stockholder Approval of Second Amended and Restated Investment Advisory and Management Agreement

On August 23, 2022, pursuant to Section 2-505 of the MGCL, and as provided by SLF’s Charter and Article 2, Section 14 of the SLF’s bylaws, SLF received the Consent that approved the Second Amended and Restated Investment Advisory and Management Agreement from its stockholders holding an aggregate of 73,750,032.193 shares of SLF’s Common Stock, representing 100% of SLF’s issued and outstanding shares of Common Stock. Pursuant to Rule 14c-2(b) under the Exchange Act, the Second Amended and Restated Investment Advisory and Management Agreement will not be executed, and will therefore not become effective, until at least 20 calendar days after this Information Statement is sent to SLF’s stockholders.

Required Vote

Pursuant to Section 15(a) of the 1940 Act, approval of written contract to serve or act as an investment adviser requires approval of a majority of the outstanding voting securities of the Company.

Non-Votes and Objections

Because approval of the Second Amended and Restated Investment Advisory and Management Agreement requires consent from a majority of the outstanding voting securities of the Company, non-votes (essentially, stockholders who do not respond) and objections have the effect of a vote against the Second Amended and Restated Investment Advisory and Management Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Common Stock as of the Record Date by:

•	each person known to SLF to beneficially own more than 5.0% of the outstanding shares of Common Stock
•	each of SLF’s directors and each executive officer individually; and
•	all of SLF’s directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and includes voting or investment power (including the powers to dispose) with respect to the securities and assumes no other purchases or sales of securities since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that SLF has with respect to the present intent of the beneficial owners of the securities listed in the table below.

Percentage of beneficial ownership below takes into account 73,750,032.193 shares of Common Stock outstanding as of the Record Date. Unless otherwise indicated, the address of all executive officers and directors is c/o NMF SLF I, Inc., 1633 Broadway, 48th Floor, New York, New York 10019.

Name	Type of Ownership	SLF Common Stock Number(1)	Percentage
Interested Directors
John R. Kline	—	—	—%
Independent Directors
Alfred F. Hurley, Jr.	—	—	—%
David Ogens	—	—	—%
John P. Malfettone	—	—	—%
Alice W. Handy	—	—	—%
Executive Officers Who Are Not Directors
Robert A. Hamwee	—	—	—%
Joseph W. Hartswell	—	—	—%
Laura Holson	—	—	—%
Shiraz Y. Kajee	—	—	—%
Adam B. Weinstein	—	—	—%
All Directors and Executive Officers as a Group (10 persons)		—	—%

Five-Percent Shareholders
UAW Retiree Medical Benefits Trust (solely for the benefit of the GM Separate Retiree Account)(2)	Record	31,907,370.171	43.264%
UAW Retiree Medical Benefits Trust (solely for the benefit of the Ford Separate Retiree Account)(3)	Record	22,858,053.898	30.994%
UAW Retiree Medical Benefits Trust (solely for the benefit of the Chrysler Separate Retiree Account)(4)	Record	14,726,013.197	19.967%
NMF SLF Investments I, L.L.C.(5)	Record	4,258,594.927	5.774%

(1) (2)

Beneficial ownership has been determined in accordance with Exchange Act Rule 16a-1(a)(2).

UAW Retiree Medical Benefits Trust (solely for the benefit of the GM Separate Retiree Account) is a Michigan trust whose address is 200 Walker Street, Detroit, Michigan 48207.

(3)	UAW Retiree Medical Benefits Trust (solely for the benefit of the Ford Separate Retiree Account) is a Michigan trust whose address is 200 Walker Street, Detroit, Michigan 48207.

(4)	UAW Retiree Medical Benefits Trust (solely for the benefit of the Chrysler Separate Retiree Account) is a Michigan trust whose address is 200 Walker Street, Detroit, Michigan 48207.

(5)	NMF SLF Investments I, L.L.C. is a Delaware limited liability company whose address is 1633 Broadway, 48th Floor, New York, New York 10019.

Set forth below is the dollar range of equity securities beneficially owned by each of SLF’s directors as of the Record Date. SLF is not part of a “family of investment companies,” as that term is defined in the 1940 Act. For purposes of this Information Statement, the term “Fund Complex” is defined to include the Company, New Mountain Finance Corporation (“NMFC”), New Mountain Guardian III BDC, L.L.C. (“Guardian III”) and New Mountain Guardian IV BDC, L.L.C. (“Guardian IV”).

	Dollar Range of Equity Securities Beneficially Owned(1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(2)(3)
Interested Directors:
John R. Kline	None	Over $100,000
Independent Directors:
Alfred F. Hurley, Jr.	None	Over $100,000
David Ogens	None	Over $100,000
John P. Malfettone	None	Over $100,000
Alice W. Handy	None	$10,001 - $50,000

(1) Beneficial ownership has been determined in accordance with Exchange Act Rule 16a-1(a)(2).

(2) The dollar range of equity securities beneficially owned are: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000 or over $100,000.

(3) The dollar range of equity securities beneficially owned in NMFC is based on the closing price for NMFC’s common stock of $13.45 per share on the Record Date on the NASDAQ Global Select Market.

(4) The dollar range of equity securities in the Fund Complex beneficially owned by directors of the Company, if applicable, is the total dollar range of equity securities in NMFC beneficially owned by the directors, as no Director has beneficial ownership of the Company, Guardian III or Guardian IV.

The following table sets forth the dollar range of limited partnership interests in other private funds advised by New Mountain Capital, L.L.C. which entity employs all of New Mountain’s investment professionals, as well as associated investment funds and their respective affiliates and beneficially owned by any of our Independent Directors and his or her immediate family as of August 11, 2022.

Name of Director	Name of Owners	Name of Investment	Title of Class	Dollar Range of Equity Securities(1)
Independent Directors
Alfred F. Hurley, Jr.	Alfred F. Hurley, Jr.	New Mountain Partners IV, L.P. New Mountain Partners V, L.P. New Mountain Partners VI, L.P.	N/A—Single Class	Over $100,000 in each
David Ogens	Ogens Family, Inc.	New Mountain Partners II, L.P.	N/A—Single Class	Over $100,00 in each
	David Ogens and Locke W. Ogens	New Mountain Partners VI, L.P.
	David Ogens	New Mountain Net Lease Partners, L.P.

Rome Arnold	Arnold Family LLC	New Mountain Partners II, L.P. New Mountain Partners III, L.P. New Mountain Partners IV, L.P. New Mountain Partners V, L.P. New Mountain Partners VI, L.P. NMP III Continuation Fund, L.P.	N/A—Single Class	Over $100,00 in each

(1)       Dollar ranges are as follows: none, $1—$10,000, $10,001—$50,000, $50,001—$100,000, or over $100,000.

THE ADVISER AND THE ADMINISTRATOR

New Mountain Finance Advisers BDC, L.L.C.

The Adviser, a wholly-owned subsidiary of New Mountain Capital Group, L.P., is an SEC registered investment adviser and manages our day-to-day operations and provides us with investment advisory and management services pursuant to the Amended and Restated Investment Advisory and Management Agreement and the Second Amended and Restated Investment Advisory and Management Agreement. The Adviser is a firm with a track record of investing in the middle market and focuses on investing in defensive growth companies across its private equity, public equity and credit investment vehicles. The Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. The Adviser is managed by a five member investment committee, which is responsible for approving purchases and sales of our investments above $6.5 million in aggregate by issuer. The Adviser is located at 1633 Broadway, 48th Floor, New York, New York 10019.

New Mountain Finance Administration, L.L.C.

The Administrator, a wholly-owned subsidiary of New Mountain Capital, L.L.C., provides administrative services to the Company. The Administrator is located at 1633 Broadway, 48th Floor, New York, New York 10019.

AVAILABLE INFORMATION

Annual Reports

When available, SLF will furnish, without charge, copies of SLF’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, to an investor upon request directed to NMF SLF I, Inc., 1633 Broadway, 48th Floor, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 720-0300. The reports are also available at no cost through the SEC’s EDGAR database at www.sec.gov.

Delivery of Proxy Materials

Please note that only one copy of this Information Statement or the 2021 Annual Report may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of the Company at a shared address to which a single copy of such documents was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us at (212) 720-0300 or by writing to NMF SLF I, Inc., c/o Joseph W. Hartswell, Corporate Secretary, 1633 Broadway, 48th Floor, New York, New York 10019.

PRIVACY NOTICE

Your privacy is very important to us. This Privacy Notice sets forth our policies with respect to non-public personal information about our Unitholders and prospective and former Unitholders. These policies apply to our Unitholders and may be changed at any time, provided a notice of such change is given to you. This notice supersedes any other privacy notice you may have received from us.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

☐	Authorized Employees of our Adviser. It is our policy that only authorized employees of our investment adviser who need to know your personal information will have access to it.

☐	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

☐	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable us to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.

If you have any questions regarding this policy or the treatment of your non-public personal information, please contact our chief compliance officer at (212) 655-0291.

ANNEX A

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BETWEEN

NMF SLF I, Inc.

AND

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

Agreement is made this ~~13~~[    ]th day of ~~December, 2020~~[    ], 2022, by and between NMF SLF I, Inc., a Maryland corporation (the "Company"), and NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C., a Delaware limited liability company (the "Adviser").

WHEREAS, the Company is a closed-end management investment company that has elected to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940 (the "Advisers Act"); and

WHEREAS, the Company and the Adviser are parties to the investment advisory and management agreement, dated January 22, 2020, by and between the Company and the Adviser, as amended and restated on December 13, 2020 (the “Prior Agreement”);

WHEREAS, the Company and Adviser desire to amend and restate the Prior Agreement in order to modify the ~~Management Fee (defined below) payable by the Company to the Adviser as reflected in Section 3 hereof and Annex A hereto, and to set forth the terms and conditions for the continued provision by the Adviser of investment advisory services to the Company~~definition of “Assets Invested” set forth in Section 3 of this Agreement (defined below); and

WHEREAS, the Company’s board of directors (the “Board”) and stockholders have approved this second amended and restated investment advisory and management agreement (this “Agreement”) in accordance with the requirements of the Investment Company Act.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a) The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board  ~~of Directors of the Company (the "Board")~~, for the period and upon the terms herein set forth. In the performance of its duties, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Company; (ii) the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable; (iii) any other applicable provision of law; (iv) the provisions of the Articles of Incorporation (the "Charter") and the Bylaws of the Company, each as amended and/or restated from time to time; (v) the investment objectives, policies and restrictions applicable to the Company as set forth in the Company's Registration Statement on Form 10, first filed with the Securities and Exchange Commission (the "SEC") on November 22, 2019 and amended on January 15, 2020 (the "Registration Statement"), as they may be amended from time to time by the Board upon written notice to the Adviser; and (vi) any other policies and determinations of the Board provided in writing to the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, monitor and service the Company's investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Company; and (vii) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company's investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company's behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company's portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company's request, provided that the Adviser may retain a copy of such records.

2.	Company's Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company.

The Company will bear its own legal and other expenses incurred in connection with the Company's formation and organization and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the Management Fee), up to a maximum aggregate amount of $1 million.

In addition to Management Fees, except as noted above, the Company will bear all other costs and expenses that are directly and specifically related to its operations, including (without limitation) those relating to:

(i)	all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of the Company's investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);
(ii)	expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Adviser and its officers to the extent that the assets of the Company are treated as “plan assets” for purposes of ERISA);

(iii)	extraordinary expenses incurred by the Company (including litigation);
(iv)	indemnification and contribution expenses provided, that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(v)	taxes and other governmental fees and charges;
(vi)	administering and servicing and special servicing fees paid to third parties for the Company's benefit;
(vii)	the cost of Company-related operational and accounting software and related expenses;
(viii)	cost of software (including the fees of third-party software developers) used by the Adviser and its affiliates to track and monitor the Company's investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);
(ix)	expenses related to the valuation or appraisal of the Company's investments;
(x)	risk, research and market data-related expenses (including software) incurred for the Company's investments;
(xi)	fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which the Company is subject or incurred in connection with any governmental inquiry, investigation or proceeding involving the Company; provided that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(xii)	costs associated with the wind-up, liquidation, dissolution and termination of the Company;
(xiii)	other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with this Agreement and the administration agreement between the Company and New Mountain Finance Administration, LLC (the "Administrator") and fees for outside services provided to the Company or on the Company's behalf; provided that if the assets of the Company are treated as “plan assets” for purposes of ERISA, the Company will not incur such expenses or fees, if such expenses and fees arise in connection with such services, to the extent that they are performed by the Administrator;
(xiv)	expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law, including ERISA, if applicable;
(xv)	annual or special meetings of the stockholders of the Company ("Shareholders");
(xvi)	the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of the Company's status as a BDC;
(xvii)	ongoing Company offering expenses;
(xviii)	federal and state registration fees pertaining to the Company;
(xix)	costs of Company-related proxy statements, Shareholders' reports and notices;
(xx)	costs associated with obtaining fidelity bonds as required by the Investment Company Act and Section 412 of ERISA;
(xxi)	printing, mailing and all other similar direct expenses relating to the Company;
(xxii)	expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and
(xxiii)	only to the extent (i) “benefit plan investors”, as defined in Section 3(42) of ERISA and any regulations promulgated thereunder, hold less than 25% of the Company's shares, or (ii) the Company's shares are listed on a national securities exchange, the Company's allocable portion of overhead, including office equipment and supplies, rent and the Company's allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Adviser, or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.

Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) shall generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Adviser may allocate such expenses among such entities in any other manner that the Adviser believes in good faith to be fair and equitable.

3.	Compensation of the Adviser.

(a) The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee ("Management Fee") as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser's designee as the Adviser may otherwise direct. For all services rendered under this Agreement, the Management Fee will be payable quarterly in arrears.

(b) Commencing with the quarterly period ending December 31, 2020 and terminating with the quarterly period ending September 30, 2023, subject to additional automatic extensions, each for an additional one year period, unless the holders of a majority of the Company's then outstanding shares of common stock elect to forego any such extension upon not less than 90 days' notice to the Adviser (such period, the "Investment Period"), the Management Fee shall be calculated at an annual blended rate with respect to the Company's Assets Invested (defined below) at the end of each quarterly period by reference to (i) 0.70% in the case of Assets Invested equal to or less than $500 million and (ii) 0.60% in the case of Assets Invested of greater than $500 million (the “Blended Rate”), in each case, until such time that the Company has $1.0 billion of Assets Invested, in the manner set forth in Annex A hereto. Upon such time that the Company has $1.0 billion of Assets Invested the Management Fee shall be calculated at the Blended Rate and without reference to Annex A. “Assets Invested” shall mean, as of the end of each quarterly period, the sum of the Company’s (i) drawn Capital Commitments (as such term is defined in the subscription agreements executed by each of the Company’s shareholders), ~~and~~ (ii) the aggregate dollar amount of distributions declared to stockholders from net investment income as of the latest declaration date of any such distribution, less any amounts of such distribution received in cash by stockholders, and (iii) outstanding principal on borrowings.

(c) During the Investment Period, the Management Fee payable each quarter shall be reduced by an amount equal to the sum of the then applicable fee rate multiplied by the Company's cumulative realized losses since inception (calculated net of any subsequently reversed realized losses) (the "Cumulative Losses") on the Company’s portfolio of investments (collectively, the "Withheld Amounts"). Any portion of such Withheld Amounts that is attributable to a subsequently reversed realized loss shall be payable to the Adviser in the quarter in which such reversal occurs. In addition, upon expiration of the Investment Period, the Adviser shall be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.

(d) After the Investment Period, the Management Fee shall be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Company's Assets Invested as of the end of the most recently completed calendar quarter, and shall be payable quarterly in arrears. The term "Applicable Ratio", as used in this Section 3(d), shall mean a percentage calculated by (i) taking the sum of (A) the Assets Invested equal to or less than $500 million multiplied by 0.70%, plus (B) the Assets Invested greater than $500 million multiplied by 0.60%, and dividing such total by (ii) the total Assets Invested.

(e) Any Management Fees payable pursuant to this Section 3 shall be calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter, as specifically set forth in Annex A hereto. Management Fees for any partial quarter will be appropriately prorated.

4.	Covenants of the Adviser.

(a)	The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

(b)	ERISA Covenants:

(i)	The Adviser agrees that during all periods when the assets of the Company are treated as “plan assets” for purposes of ERISA, the Adviser shall qualify as a “qualified professional asset manager”, as defined in the U.S. Department of Labor Prohibited Transaction Class Exemption 84-14, or any successor thereto (a "QPAM") and shall be a QPAM with respect to the Company.

(ii)	The Adviser acknowledges that during all periods when the assets of the Company are treated as “plan assets” for purposes of ERISA, the Adviser will be (i) a “fiduciary”, as defined in Section 3(21) of ERISA, with respect to the Company and with respect to each U.S. employee benefit plan or trust as defined in and subject to the provisions of ERISA (an "ERISA Plan") that invests in the Company, and (ii) an “investment manager”, as defined in Section 3(38) of ERISA, with respect to each ERISA Plan that invests in the Company.

(iii)	The Adviser agrees that during all periods when the assets of the Company are treated as “plan assets” for purposes of ERISA, the Adviser shall be registered as an investment adviser under the Advisers Act.

5.	Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction (including where such member of a national securities exchange, broker or dealer (i) supplies, or pays for (or rebates a portion of the Company's brokerage commissions to the Company for the payment of) the cost of, brokerage, research or execution services used by the Company (ii) and/or pays for (or rebates a portion of the Company's brokerage commissions to the Company for the payment of) obligations of the Company or the Company's share of obligations) in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company's portfolio; except that, during all periods when the assets of the Company are treated as “plan assets” for purposes of ERISA, the Adviser may use “soft dollars” to obtain products and services only to the extent that such products and services fall within the parameters of Section 28(e) of the Securities Exchange Act of 1934, as amended, as such safe harbor is interpreted by the SEC.

6.	Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company's portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.	Limitation of Liability of the Adviser; Indemnification.

The Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or by reason of the reckless disregard of the Adviser's duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder) or by reason of a breach of the Adviser's fiduciary duties under ERISA, if applicable.

9.	Effectiveness, Duration and Termination of Agreement.

(a)	This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. Notwithstanding the foregoing, this Agreement may be terminated (i) by the Company at any time, without the payment of any penalty, upon giving the Adviser 60 days' written notice (which notice may be waived by the Adviser), provided that such termination by the Company shall be directed or approved by the vote of a majority of the directors of the Company in office at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or (ii) by the Adviser on 60 days' written notice to the Company (which notice may be waived by the Company).

(b)	This Agreement will automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.	Amendments.

This Agreement may be amended by mutual written consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

NMF SLF I, Inc.

By:
	Name:	Robert A. Hamwee
	Title:	Chief Executive Officer

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

By:
	Name:	Adam B. Weinstein
	Title:	Authorized Person

Annex A

Management Fee Calculation

The following quarterly fee percentages shall be payable with respect to the Company’s target Assets Invested from the quarter ending December 31, 2020 through the end of the Investment Period:

Quarter Ending	Quarter	Target Assets Invested(1) ($ in millions)	Quarterly Management Fee Percentage	Quarterly Dollar Amount(2) ($ in millions)
12/31/2020	1	390.0	0.068250%	0.6825
3/31/2021	2	515.0	0.089750%	0.8975
6/30/2021	3	640.0	0.108500%	1.085
9/30/2021	4	765.0	0.127250%	1.2725
12/31/2021	5	890.0	0.146000%	1.46
3/31/2022	6	1,000.0	0.162500%	1.625
6/30/2022	7	1,000.0	0.162500%	1.625
9/30/2022	8	1,000.0	0.162500%	1.625
12/31/2022	9	1,000.0	0.162500%	1.625
3/31/2023	10	1,000.0	0.162500%	1.625
6/30/2023	11	1,000.0	0.162500%	1.625
9/30/2023	12 and beyond(3)	1,000.0	0.162500%	1.625

(1)	For the avoidance of doubt, the Management Fee paid at the end of any quarter shall be calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter.

(2)	Reflects dollar amount of Management Fees payable for the applicable quarter based on the Company’s target Assets Invested as of the end of such quarter.

(3)	Reflects the Management Fee payable beginning in quarter 12 and extending through the end of the Investment Period.